Exhibit 10.1

THIRD AMENDED AND RESTATED

ZENITH NATIONAL INSURANCE CORP. 2004 RESTRICTED STOCK PLAN

(as amended and restated May 13, 2008)

Section 1.              General Purpose of Plan; Definitions.

This plan is the Zenith National Insurance Corp. 2004 Restricted Stock Plan (the “Plan”). The purpose of the Plan is to enable the Company (as defined below) to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to Participants (as defined below) that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)           “Administrator” means the Board or the Committee, as appointed by the Board in accordance with Section 2 below.

(b)           “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(c)           “Board” means the board of directors of the Company.

(d)           “Change in Control” means, following the Effective Date, one of the following events:

(1)           any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in subclause (x) of clause (3) below; or

(2)           the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board:  (i) directors who, on the date hereof, constitute the Board and (ii) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)           there is consummated a merger or consolidation of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(4)           the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, of which at least 50% of the combined voting power of its voting securities is owned by substantially all of the stockholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(e)           “Committee” means the Compensation Committee of the Board.  If at any time or to any extent the Board does not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

(f)            “Company” means Zenith National Insurance Corp., a Delaware corporation (or any successor corporation).

(g)           “Disability” means the inability of a Participant to substantially perform his or her duties and responsibilities to the Company or to any Parent or Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six (6) months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant’s work duties for six (6) months or longer.  The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

(h)           “Effective Date” shall have the meaning set forth in Section 10.

(i)            “Eligible Recipient” means an employee or director of the Company or of any Parent or Subsidiary.

(j)            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(k)           “Fair Market Value” means, as of any given date, with respect to any awards granted hereunder, (A) the closing sale price of a share of Stock on such date on the principal securities exchange on which the Company’s equity securities are listed or traded, (B) the fair market value of a share of Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder, or (C) the fair market value of a share of Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

(l)            “Parent” means any entity that is the Beneficial Owner of 50% or more of the combined voting power of all classes of stock of the Company.

(m)          “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 2 below, to receive awards of Restricted Stock.

(n)           “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Parent or Subsidiary, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by substantially all of the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(o)           “Plan” shall have the meaning set forth in the first paragraph of this Section 1.

(p)           “Restricted Period” shall have the meaning set forth in Section 5(f)(i).

(q)           “Restricted Stock” means shares of Stock subject to restrictions on sale, transfer, pledge or assignment during a Restricted Period pursuant to Section 5.

(r)            “Restricted Stock Award Agreement” shall have the meaning set forth in Section 5(d).

(s)           “Stock” means the common stock, par value $1.00 per share, of the Company.

(t)            “Subsidiary” means any entity with respect to which the Company is the Beneficial Owner of 50% or more of the total combined voting power of all classes of stock of such entity.

(u)           “Unrestricted Stock” means Restricted Stock for which the Restricted Period has lapsed.

Section 2.              Administration.

The Plan shall be administered in accordance with the requirements of Rule 16b-3, promulgated under the Exchange Act, by the Board or, at the Board’s sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the discretion of the Board.

The Administrator shall have the power and authority to grant awards of Restricted Stock to Eligible Recipients pursuant to the terms of the Plan.  Except as otherwise provided herein, the Administrator shall have the authority:

(a)           to select those Eligible Recipients who shall be Participants;

(b)           to determine whether and to what extent awards of Restricted Stock are to be granted hereunder to Participants;

(c)           to determine the number of shares of Stock to be covered by each award granted hereunder and the purchase price thereof; and

(d)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of each award granted hereunder, including, but not limited to, the restrictions applicable to awards of Restricted Stock and the conditions under which restrictions applicable to such awards of Restricted Stock shall lapse.

The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3.              Stock Subject to Plan.

The total number of shares of Stock reserved and available for issuance under the Plan shall be 995,000 shares.  Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.  To the extent that any shares of Stock subject to any award of Restricted Stock granted hereunder are forfeited, such shares of Stock shall again be available for issuance in connection with future awards granted under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of Stock reserved for issuance under the

Plan, and (ii) the kind, number and purchase price of shares of Stock subject to outstanding awards of Restricted Stock granted under the Plan, in each case, as may be determined by the Administrator, in its sole discretion.  Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.  In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

Section 4.              Eligibility.

Eligible Recipients shall be eligible to receive awards of Restricted Stock.  The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients, and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by each such award.

Section 5.              Restricted Stock.

(a)           General.  Awards of Restricted Stock may be granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of shares to be awarded; the price to be paid by the Participant for the acquisition of Restricted Stock; the Restricted Period (as defined in Section 5(f)) applicable to awards of Restricted Stock, including any applicable performance objectives; and all other conditions of the awards of Restricted Stock.  The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

(b)           Purchase Price.  The Administrator shall determine the purchase price to be paid for each share of Restricted Stock; provided, that such per share purchase price shall not be less than par value.

(c)           Form of Payment.  The purchase price for an award of Restricted Stock may be paid in cash or its equivalent.  The Administrator may in its discretion allow payment in the form of (i) shares of unrestricted Stock owned by the Eligible Recipient for greater than six (6) months, the Fair Market Value of which on the purchase date is equal to the purchase price of the Restricted Stock, (ii) cancellation of indebtedness, (iii) services rendered or (iv) any combination of the foregoing.

(d)           Awards and Certificates.  The prospective recipient of awards of Restricted Stock shall not have any rights with respect to any such award unless and until such recipient has executed an agreement evidencing the award (a “Restricted Stock Award Agreement”) and has delivered a fully executed copy thereof to the Company within a period of thirty (30) days (or such other period as the Administrator may specify) after the award date.

(e)           Form of Restricted Stock.  The Company may, in its discretion, reflect ownership of Restricted Stock through the issuance of stock certificates, in book-entry form or any combination thereof.

If the Company elects to issue stock certificates evidencing shares of Restricted Stock, the Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock.  Such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such award.  The Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in escrow in the custody of the Company (or as otherwise determined by the Administrator) until the restrictions thereon have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Stock covered by such award.  Promptly after the Restricted Period has lapsed without forfeiture in respect of such shares of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine, certificates for shares of Unrestricted Stock shall be delivered to the Participant.

If the Company elects to reflect Restricted Stock ownership in book-entry form, it shall establish on its books a Restricted Stock account in the Participant’s name, and shall credit to such account the number of shares of the Participant’s Restricted Stock.  The book entry shares of Restricted Stock shall be subject to the restrictions described in Section 5(f) until the termination of the Restricted Period, whereupon the shares of Unrestricted Stock shall promptly be transferred to the Participant in the form and registration as indicated by the Participant.

(f)            Restrictions and Conditions.  The awards of Restricted Stock granted pursuant to this Section 5 shall be subject to the following restrictions and conditions:

(i)              Subject to the provisions of the Plan and the Restricted Stock Award Agreement governing any such award, during such period as may be established by the Administrator commencing on the date of grant (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals or the Participant’s termination of employment or service as a director with the Company or any Parent or Subsidiary; and provided further that the Administrator shall not waive such Restricted Period established pursuant to the foregoing, except in the case of death, disability or retirement of that Participant or the occurrence of a Change in Control (except that a number of shares equal to ten percent (10%) of the total shares of Restricted Stock that had been authorized for award under the Plan are exempt from such waiver restriction).  Subject to the foregoing, the following shall apply to all awards of Restricted Stock:

(1)         with respect to awards of Restricted Stock granted to employees, except with respect to the lapse of the Restricted Period upon attainment of specified performance goals, the Restricted Period shall not lapse earlier than (A) the second (2nd) anniversary of the date of grant of an award of Restricted Stock with respect to 50% of the shares of Stock subject to such award and (B) the fourth (4th) anniversary of the date of grant with respect to the remaining 50% of the shares of Stock subject to such award;

(2)         with respect to awards of Restricted Stock granted to directors (who are not also employees), except with respect to the lapse of the Restricted Period upon attainment of specified performance goals, the Restricted Period shall not lapse earlier than (A) the first (1st) anniversary of the date of grant of such award with respect to one-third (1/3) of the shares of Stock subject to such award, (B) the second (2nd) anniversary of the date of grant of such award with respect to an additional one-third (1/3) of the shares of Stock subject to such award and (C) the third (3rd) anniversary of the date of grant of such award with respect to the remaining one-third (1/3) of the shares of Stock subject to such award; and

(3)         the Restricted Period shall lapse in full upon the death of the Participant or termination of the Participant’s employment or service due to Disability.

(ii)             Except as otherwise provided in this Section 5, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period.  Unless otherwise provided in a Restricted Stock Award Agreement, ordinary-course cash dividends paid with respect to Restricted Stock shall be paid to the Participant and extraordinary dividends (as determined by the Administrator) shall be held by the Company, in escrow or as otherwise determined by the Administrator, until the Restricted Period applicable to such Restricted Stock lapses.  If the Restricted Stock pursuant to which such extraordinary dividends were paid is forfeited, such dividends shall also be forfeited and returned to the Company.

(iii)            The rights of Participants upon termination of employment or service with the Company or any Parent or Subsidiary during the Restricted Period applicable to such Participant’s Restricted Stock shall be set forth in the Restricted Stock Award Agreement governing the award of such Restricted Stock.

Section 6.              Change in Control.

Upon a Change in Control, unless awards of Restricted Stock are assumed by a successor corporation or equivalent awards are substituted therefor, all awards of Restricted Stock shall become fully vested and free of restrictions.

Section 7.              Amendment and Termination.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant’s consent, or that, without the approval of the stockholders (as described below), would:

(a)           except as provided in Section 3, increase the total number of shares of Stock reserved for issuance under the Plan;

(b)           change the class of persons eligible to participate in the Plan; or

(c)           modify the Plan to materially increase the benefits accruing to Participants.

Notwithstanding the foregoing, stockholder approval under this Section 7 shall only be required at such time and under such circumstances as stockholder approval would be required under stock exchange rules or other applicable law or regulation with respect to amendment of the Plan.

The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3, no such amendment shall impair the rights of any Participant without his or her consent.

Section 8.              Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 9.              General Provisions.

(a)           Shares of Stock shall not be issued pursuant to any award granted hereunder unless the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed.

(b)           The Administrator may require each person acquiring shares of Stock hereunder to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof.  The certificates for such shares of Stock may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(c)           Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements; and such arrangements may be either generally applicable or applicable only in specific cases.  Neither the adoption of the Plan nor the grant of an award hereunder shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

(d)           Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such award.  The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(e)           No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 10.            Stockholder Approval; Effective Date of Plan.

The Plan shall be effective as of the date the Plan is approved by stockholders of the Company (the “Effective Date”).  No grant of any award hereunder shall be made prior to stockholder approval of the Plan.

Section 11.            Term of Plan.

No awards of Restricted Stock shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.